SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________

FORM 8-K/A

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) June 12, 2008 (May 19, 2008)

ELEPHANT TALK COMMUNICATIONS INC.
(Exact name of registrant as specified in Charter)

California	000-30061	95-4557538
(State of other Jurisdiction of incorporation)	(Commission file no.)	(IRS employer identification no.)

Schiphol Boulevard 249, 1118 BH Schiphol, The Netherlands

(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code (31 0 20 653 5916)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Current Report on Form 8-K/A is filed by Elephant Talk Communications, Inc., a California corporation (the “Registrant”), in connection with the items described below. It amends that certain Current Report on Form 8-K, dated May 19, 2008 that was filed by the Registrant with the Commission May 19, 2008.

Item 1.01. Entry into a Material Definitive Agreement

On May 13, 2008, Elephant Talk Communications Inc. (the “Company”) consummated an initial closing (the “Closing”) of its private placement offering (the “Offering”) of Units comprised of shares of common stock (the “Shares”) and warrants to purchase shares of common stock (the “Warrants”, together with the Shares, the “Securities”) to accredited investors (“Investors”). The Securities are being offered and sold pursuant to an exemption from registration under Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”). The Company sold an aggregate of 27,380,952 Shares at a purchase price of $.042 per Share and delivered Warrants to purchase an aggregate of 27,380,952 shares of the Company's common stock at a purchase price of $.05 per share and Warrants to purchase an aggregate of 13,690,476 shares of the Company's common stock at a purchase price of $.058 per share. The Company intends to use the net proceeds from the Offering primarily for working capital.

The Warrants entitle the holders to purchase shares of the Company's common stock reserved for issuance thereunder (the “Warrant Shares”) for a period of five years from the date of issuance at an exercise price of $.05 and $.058 per share, respectively. The Warrants contain certain anti-dilution rights on terms specified in the Warrants. The Shares and Warrant Shares have been adjusted to reflect the Company’s 1:25 reverse stock split effected June 11, 2008.

The investors of this Offering are not entitled to any registration rights with respect to the Securities.

The Securities have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities laws, and are being offered and sold only in the United States to “accredited investors” (as defined in Rule 501(a) of the Securities Act) pursuant to an exemption from registration under Section 4(2) of the Securities Act. Neither the Securities and Exchange Commission (the “SEC”) nor any state securities commission or regulatory body has approved or disapproved the securities. Any representation to the contrary is a criminal offense.

Item 3.02. Unregistered Sales of Equity Securities

See Item 1.01 of this Current Report on Form 8-K, which Item is incorporated herein by this reference, for a description of the terms of the financing transaction that included the issuance of the Securities.

The Company received net proceeds of $989,000 from the placement, after payment of commissions of approximately $161,000. The Company retained a placement agent in Europe and a registered FINRA broker dealer to act as placement agents. In addition, the placement agents are entitled to receive five-year warrants to acquire an aggregate of 2,738,095 shares of the Company’s common stock at an exercise price of $.042 per share.

This Current Report on Form 8-K may contain, among other things, certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, (i) statements with respect to the Company’s plans, objectives, expectations and intentions; and (ii) other statements identified by words such as “may”, “could”, “would”, “should”, “believes”, “expects”, “anticipates”, “estimates”, “intends”, “plans” or similar expressions. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties. Actual results may differ from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company’s control).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ELEPHANT TALK COMMUNICATIONS INC.

/s/ Willem Ackermans
Willem Ackermans Chief Financial Officer

Dated: June 12, 2008